EXHIBIT 10.1

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) made and entered into as of June 23, 2010 by and among, BCO Hydrocarbon Ltd., a Nevada corporation (“BCO” or the “Company”), Malcolm Albery (the “Restricted Stockholder”) and Dieter Sauer, Jr. (the “Buyer” or “DS”).

RECITALS

WHEREAS, the Restricted Stockholder owns a total of 39,182,500 (all share numbers expressed herein give effect to a three and one-quarter for one forward stock split affected by BCO in June 2010) restricted shares of the Company’s common stock (the “Restricted Stock”); and

WHEREAS, DS desires to (i) acquire the Restricted Stock and the Restricted Stockholder desires to sell the Restricted Stock for $55,200.00 (the “Purchase Price”)and (ii)  contribute (a) all of the shares of Sauer Energy, Inc. a California corporation (“SEI”) and all patents, patent applications and know how related to related to the utility patent application 12,008656 assigned to Buyer by assignment 29,301,468, recorded in the United States Patent Office  (the “Contribution””) and the Restricted Stockholder desires to sell all of his Restricted Stock to DS for $55,200.00 conditioned upon the Contribution and the Company is willing to accept the Contribution on the terms hereinafter set forth .

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

1.	PURCHASE OF THE SHARES AND CONSIDERATION

        1.1         Shares Being Purchased. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof (the “Closing”), the Restricted Stockholder shall sell, assign, transfer and deliver to DS the Restricted Stock.

             1.2          Consideration. Subject to the terms and conditions of this Agreement and in consideration of the sale, assignment, transfer and delivery of the Restricted Stock to DS, at the Closing DS shall transfer the SEI shares to the Company and pay the Control Shareholder $55,200.00, said $55,200.00 (the “Cash Portion”) has been delivered to Seller.

2.	THE CLOSING

        2.1          Time and Place. The closing of the transactions contemplated by this Agreement shall be held at the offices of Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607 at 2:00 p.m. on July 7, 2010, or on such other date and at such other time and place as the parties may agree upon in writing (the “Closing”).

                      2.2          Deliveries by the Restricted Stockholder. At the Closing, the Restricted Stockholder shall deliver to DS the stock certificate(s) representing the Restricted Stock, duly endorsed or accompanied by stock power(s) duly executed in blank or otherwise in form acceptable for transfer on the books of the Company.

2.3	Deliveries by DS. At the Closing, DS shall deliver the Purchase Price to the Control Shareholder and the Contribution to the Company.

3.	INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE RESTRICTED STOCKHOLDER

The Restricted Stockholder, represents and warrants to DS as follows:

             3.1         Title. The Restricted Stockholder owns all of the Restricted Stock, and shall transfer to DS at the Closing good and valid title to the Restricted Stock, free and clear of all restrictions on transfer (other than any restrictions under federal and state securities laws), liens, claims, options, charges, pledges, security interests, and encumbrances of every kind, character or description.  The Restricted Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                              3.2         Valid and Binding Agreement. The Restricted Stockholder has the full and unrestricted right, power and authority and capacity to execute and deliver this Agreement and consummate the transactions contemplated herein.  This Agreement has been duly executed and delivered by the Restricted Stockholder and constitutes the valid and binding obligation of the Restricted Stockholder, enforceable in accordance with its terms.

3.3          Non-contravention. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Restricted Stockholder is a party or by which the Restricted Stockholder or the Restricted Stockholder’s property is bound, or to the knowledge of the Restricted Stockholder any existing applicable law, rule, regulation, judgment, or court order. The Restricted Stockholder is not and will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.4 Accurate Information. To the best of such Control Shareholders knowledge, after due investigation, the information filed by the Company pursuant to the Securities Act of 1933, as amended (the “1933 Act”) and the Securities and Exchange Act of 1934, as amended (the “1934 Act”) is true accurate and complete and does not omit any facts, necessary to make such documents not misleading.

4.	REPRESENTATIONS AND WARRANTIES OF DS.

DS represents and warrants to the Company and the Restricted Stockholder as follows:

4.1          Authority. DS has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement constitutes the valid and binding obligation of DS, enforceable in accordance with its terms.

4.2          Information Regarding The Buyer and The Contribution. The Buyer has delivered to the Company and the Restricted Stockholder certain information regarding the Buyer and the assets comprising the Contribution.

                                4.3         Litigation. There is no claim, action suit or proceeding, at law or in equity, pending or threatened against Buyer affecting any of the assets comprising the Contribution (nor, to the knowledge of the Buyer, is there any basis therefore) that might result, either in any case or in the aggregate, in any material adverse change in the value of the Contribution, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Buyer or relating to the assets comprising the Contribution having, or which insofar as can be reasonably foreseen, in the future may have, any such effect. There is no claim, action, suit or proceeding by the Buyer currently pending or which Buyer intends to initiate that might potentially result in a counterclaim affecting the Contribution.

                                4.4  No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of any agreement, contract, lease, license or instrument to which DS is a party or by which it or any of his properties or assets are bound, or any judgment, decree, order, or writ by which DS is bound or to which it or any of his properties or assets are subject.

                                4.5  Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to DS or the Contribution in connection with the execution and delivery of this Agreement or the consummation by DS of the transactions contemplated herein.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                              The Company represents and warrants to DS as follows:

5.1          Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

5.2	Organization.

5.2(a)    The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada; has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business as a foreign corporation and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of the Company.

5.2(b)      The copies of the Articles of Incorporation, and all amendments thereto, of the Company, as certified by the Secretary of State of Nevada, and the bylaws of the Company and all amendments thereto, as certified by the Secretary of the Company, which will be delivered to DS for examination prior to the Closing, are complete and correct copies of the Articles of Incorporation and bylaws of the Company in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of the Company are contained in the minute book of the Company, which will be delivered to DS for examination prior to the Closing, and no minutes or actions in writing without a meeting will be included in such minute book since delivery to DS that will not also be delivered to DS. The minute book of the Company contains complete and accurate records of all meetings and other corporate actions of its Board of Directors and stockholders.

5.3	Capitalization.

5.3(a)    The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock, $.001 par value, of which 139,937,500 shares are issued and outstanding and no other classes of stock.  The aforementioned numbers and all share numbers mentioned herein reflect a three and one-quarter (3.25) for one stock split effected in June 2010.  All issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable, are not subject to preemptive rights created by statute, the Company’s charter documents or bylaws or any agreement to which the Company is a party or by which it is bound, and were offered and sold in compliance with applicable state and Federal securities laws.

5.3(b)    There are no outstanding options, warrants, subscriptions, calls, rights, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, sold or delivered, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription, call, right, demand, commitment, convertible security or other agreement.

5.4          Equity Investments. The Company does not own any capital stock or have any interest in any corporation, partnership, or other form of business entity.

5.5          Financial Statements. The Company has delivered to DS copies of its audited balance sheet for the fiscal year ended August 31, 2009 (the “Balance Sheet”) and the related audited statements of operations, changes in stockholders’ equity and cash flows for the year ended August 31, 2009 together with appropriate notes to such financial statements, a copy of which is included in the Annual Report on Form 10-K filed by the Company with the SEC, and copies of its unaudited balance sheet as of February 28, 2010 and the related unaudited statements of operations, changes in stockholders’ equity and cash flows for the three and nine month period ended February 28, 2010 (the “Company Financial Statements”), a copy of which is included in the Company’s Quarterly Report on Form 10-Q for the three and sixth month period ended February 28, 2010 filed by the Company with the SEC.  The Company Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial condition and results of operations of the Company at the dates and for the periods covered by the Company Financial Statements.

5.6          Absence of Liabilities. As of the date of the date of Closing, the Company does will not have any debts, liabilities, or obligations of any nature, including, but not limited to expenses and costs, stock transfer fees and accounting fees in connection with the Transaction contemplated by this agreement and any agreements relating to the Company or its shares entered into contemporaneously or substantially contemporaneously herewith.

5.7          Tax Returns. Within the times and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law and has paid in full all taxes, including, without limitation, all net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon (all such items are collectively referred to as “Taxes”) due to, or claimed to be due by, any governmental authority. The Balance Sheet fully accrues all current and deferred Taxes. The Company has not been delinquent in the payment of any Taxes and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. As of the date of Closing, the Company will not have any liability for Taxes which has not been paid or noted in the Company Financial Statements.

5.8          Litigation. There is no claim, action, suit, proceeding or investigation, at law or in equity, pending or threatened against the Company affecting any of its properties or assets or, to the knowledge of the Company, against any officer or director of the Company that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

5.9          Compliance with Applicable Law. The Company has complied with all applicable laws, regulations, orders and other requirements of all governmental entities having jurisdiction over it and its assets, properties and operations, except in any case where the failure to comply would not have a material adverse effect on the business, assets or financial condition of the Company. The Company has not received any notice of any material violation of any such law, regulation, order or other legal requirement, and is not in material default with respect to any order, writ, judgment, award, injunction or decree of any governmental entity, applicable to the Company or any of its assets, properties or operations.

5.10       Contracts and Agreements. The Company is not a party to or bound by nor are any of its properties and assets subject to any contract, instrument, lease, license, agreement, guaranty, commitment or undertaking which cannot be assigned to the Restricted Stockholder or terminated at will on no less than 30 days notice without any liability to the Company.

5.11       Employees; Employee Plans. The Company is not a party to or bound by any employment, consulting, or retainer agreement, or any profit-sharing, deferred compensation, bonus, savings, stock option, stock purchase, or incentive plan or agreement.

5.12       No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach of any term or provision of, constitute a default under or result in a violation of, the Articles of Incorporation or bylaws of the Company, as amended, any agreement, contract, instrument, lease, license, agreement or undertaking to which the Company is a party or by which it or any of its assets are bound, or any judgment, decree, order or writ by which the Company is bound or to which it or any of its assets or properties are subject.

5.13       Consent. The Company is not required to submit any notice, report, statement, or other filing with and no consent, approval, order or authorization by any Person is required to be obtained by the Company in connection with the execution and delivery of this Agreement, other than (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities law and (b) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on the Company.

5.14       Stockholder List. A complete and accurate list of the stockholders of record of the Company will be delivered to DS prior to the Closing.

5.15       Registration Rights. No Person has demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933 relating to any securities of the Company or any right to participate in any such registration statement.

5.16	Compliance with Securities Laws.

5.16(a) All reports required to be filed by the Company with the Securities and Exchange Commission (collectively, the “Reports”) have been properly filed and comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder with respect to such Reports. None of the filed Reports contain any untrue statement of a material fact, or fail to state any material fact required to be stated therein or necessary to make the statements made therein not misleading.

5.16(b) No formal or informal investigation or examination by the Securities and Exchange Commission or by the securities administrator of any state is pending or threatened against the Company.

5.16(c) The Company has not been convicted of any felony or misdemeanor in connection with the purchase and sale of any security or involving the making of any false filing with the Securities and Exchange Commission.

5.16(d) The Company is not subject to any order, judgment or decree of any court of competent jurisdiction, temporarily or preliminarily restraining or enjoining, or subject to any order, judgment or decree of any court of competent jurisdiction, permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Securities and Exchange Commission.

                                 5.16(e) The Company’s Common Stock is a class of securities registered under and is subject to Section 12(g) of the Securities Exchange Act of 1934.

                                5.17      Investment Company. The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended, and neither the Company nor its officers or directors are required to be registered as investment advisors under the Investment Advisor Act of 1940, as amended.

6.	COVENANTS RELATING TO CONDUCT OF BUSINESS OF THE

COMPANY

During the period from the date of this Agreement and continuing until the Closing, the Company agrees (except as expressly contemplated by this Agreement or to the extent that DS shall otherwise consent in writing) that:

               6.1          Ordinary Course. The Company shall not conduct any business or engage in any activities other than activities related to the closing of the transactions contemplated by this Agreement.  In such connection, the Company further represents and warrants to DS that since February 28, 2010,

               (a)   there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of BCO;

               (b)   BCO has not (i) amended its Articles of Incorporation, except as required in connection with a three for one stock split effected in June 2010; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

                               (c) BCO has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent BCO balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party;

                               (d) Notwithstanding anything to the contrary in the foregoing, BCO shall have divested itself of all of its assets and have no liabilities on the date of the Closing except those permitted to be retained by DS and all of the business operations of BCO as described in the BCO Form 10-K for the year ended August 31, 2009 shall have been discontinued.

6.2          Dividends; Changes in Stock. The Company shall not and shall not propose to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or (iii) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock.

6.3          Issuance of Securities. The Company shall not issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

6.4          Governing Documents. The Company shall not amend its Articles of Incorporation or Bylaws.

              6.5          No Contracts or Undertakings. The Company shall not become a party to or become bound by or agree to become a party to or become bound by any contract, instrument, lease, license, agreement, commitment or undertaking.

6.6           No Obligations or Liabilities. The Company shall not incur or agree to incur any amount of long or short-term debt for money borrowed, or indemnify or agree to indemnify others, or incur or agree to incur any debts, obligations or liabilities whatsoever.

7.	ADDITIONAL AGREEMENTS

7.1	Access to Information.

(a)          DS shall afford to the Company and shall cause its independent accountants to afford to the Company, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all information concerning SEI, as the Company may reasonably request, provided that DS shall not be required to disclose any information which he is legally required to keep confidential. The Company will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and the Company will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason the Company shall promptly return, or cause to be returned, to the disclosing party all documents obtained from DS, and any copies made of such documents, extracts and copies thereof.

(b)          The Company shall afford to DS and shall cause its independent accountants to afford to DS and his accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of the Company's properties, books, contracts, commitments and records and to the audit work papers and other records of the Company's independent accountants. During such period, the Company shall use reasonable efforts to furnish promptly to DS such information concerning the Company as DS may reasonably request, provided that the Company shall not be required to disclose any information that it is legally required to keep confidential. DS will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and DS will cause his consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason DS shall promptly return, or cause to be returned, to the disclosing party all documents obtained from the Company, and any copies made of such documents, extracts and copies thereof.

7.2          Communications. Between the date hereof and the Closing Date, the Company will not, without the prior written approval of DS, furnish any communication to the public if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement, except as may be necessary, in the opinion of their respective counsel, to comply with the requirements of any law, governmental order or regulation.

7.3          No Shop. From the date of this Agreement until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement; neither Company nor DS shall cause their respective shareholders, officers, directors, employees and other agents to directly or indirectly, take any action to solicit, initiate or encourage any offer or proposal or indication of interest in a merger, consolidation or other business combination involving any equity interest in, or a substantial portion of the assets of itself, other than in connection with the transactions contemplated by this Agreement. Each of the parties hereto shall immediately advise the other party of the terms of any offer, proposal or indication of interest that it receives or otherwise becomes aware of.

7.4          Public Announcements. The Company and DS shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and without the written consent of the other party.

7.5          Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a)         any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with any of the transactions contemplated by this Agreement;

(b)        any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c)         any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 3,4 and 5 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement

8.	CONDITIONS PRECEDENT

8.1          Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the date of Closing of the following conditions, unless waived by the Company:

(a)          Representations and Warranties of DS. The representations and warranties of DS and set forth herein shall be true and correct in all material respects as of the date of this Agreement and on the date of the Closing.

(b)          Additional Closing Documents. The Company shall have received such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by the Company.

8.2          Conditions to Obligations of DS. The obligations of DS to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the date of Closing of the following conditions unless waived by DS

(a)          Representations and Warranties of the Company. The representations and warranties of the Company set forth herein shall be true and correct in all material respects as of the date of this Agreement and on the date of Closing, and DS and shall have received a certificate to such effect.

(b)          Election of Directors and Officers. Deiter Sauer, Jr. shall have been elected to the Board of Directors of the Company as well as its CEO.

                                          (c)          Additional Closing Documents. DS shall have received the following documents and instruments:  (1)  Certified resolutions of the Company's Board of Directors (a) authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder, (b) electing DS as CEO and a  director of the Company effective as of the date of Closing; (2) a current list of the Company's stockholders certified by the Company's stock transfer agent; (3) an indemnification agreement, in form and substance reasonably acceptable to DS and its counsel wherein the Control Shareholder agrees to indemnify, defend and hold harmless DS and the Company and any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “DS Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by the Company or any subsidiary or affiliate thereof, including but not limited to inaccuracy or breach of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of the Company or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing and (4) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by DS.

9.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties contained herein shall survive the Closing, but shall expire on the first anniversary date following the date of Closing, unless a specific claim in writing with respect to these matters shall have been made, or any action at law or in equity shall have been commenced or filed before such anniversary date. Any investigations made by or on behalf of any of the parties prior to the date of Closing shall not affect any of the parties’ obligations hereunder. Completion of the transactions contemplated herein shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

10.	TERMINATION

10.1       Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)          by mutual written consent of the Company, the Restricted Stockholder and DS;

(b)          by the Company or the Restricted Stockholder if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by DS; or

(c)          by DS if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by the Company or the Restricted Stockholder.

10.2       Effect of Termination. Termination of this Agreement in accordance with Section 11.1 may be effected by written notice from either the Company or DS, as appropriate, specifying the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

11.	MISCELLANEOUS

11.1       Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

11.2       Payment of Fees and Expenses. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

11.3       Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

11.4       Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

11.5       Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                11.6        Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

11.7       Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.8       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as they are applied to contracts executed, delivered and to be performed entirely within such state.

11.9       Person. For purposes of this Agreement, the term “Person” shall mean any individual, corporation, partnership, joint venture or other business enterprise or entity and any governmental agency, federal, state or local.

11.10     Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

If to DS:	At the address set forth below his name on the signature page of this Agreement

If to the Company:	At the address set forth below its name on the signature page of this Agreement.

If to the Restricted Stockholder:	At the address set forth below their name on the signature page of this Agreement.

Copies o all notices shall be sent to
Frank J Hariton, Esq.
1065 Dobbs Ferry Road
White Plains, NY 10607

11.11	Payment of Expenses.

The Company and DS shall each bear their own fees and expenses (including legal fees) incurred incident to the preparation and carrying out of the transactions contemplated herein.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

BCO Hydrocarbon, Ltd. a Nevada corporation

By:/s/ Malcolm Albery
Name:	Malcolm Albery
Address:	8520 NE 25th Street
Clyde Hill, WA 98004-1645

s/ Malcolm Albery
Name:	Malcolm Albery
Address:	920 Cresent Boulevard S.W.
Calgary, Alberta, Canada T2S1IK5

/s/ Deiter Sauer, Jr.
Name:	Deiter Sauer, Jr.
Address:	4607 Lakeview Canyon Rd #304
Westlake Village, CA 91361